EXHIBIT 23

                                  INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 2-83963, No. 33-19013, and No. 33-50606 on Form S-8,
Registration Statement No. 333-853 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 2-84723 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 2-80012 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 2-77740 on Form S-3 of our reports dated February 14, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 1995.



/s/DELOITTE & TOUCHE

   Parsippany, New Jersey
   February 28, 1996